UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 16, 2024

(Exact name of registrant as specified in its charter)

Ohio	001-33653	31-0854434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza	,	Cincinnati	,	Ohio	45263
(Address of Principal Executive Offices)					(Zip Code)
(800) 972-3030
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	FITB	The	NASDAQ	Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I	FITBI	The	NASDAQ	Stock Market LLC
Depositary Shares Representing a 1/40th Ownership Interest in a Share of 6.00% Non-Cumulative Perpetual Class B Preferred Stock, Series A	FITBP	The	NASDAQ	Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 4.95% Non-Cumulative Perpetual Preferred Stock, Series K	FITBO	The	NASDAQ	Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     As described in Item 5.07 below, Fifth Third’s shareholders approved the Fifth Third Bancorp 2024 Incentive Compensation Plan (the “Plan”) at the annual meeting of shareholders on April 16, 2024. The Plan was adopted by Fifth Third’s Board of Directors on February 21, 2024, subject to shareholder approval. Now that shareholder approval has been obtained, the Plan is effective as of April 16, 2024. Subject to adjustment in certain circumstances, the Plan authorizes the grant of awards with respect to up to 55 million shares of common stock, plus shares that become available for issuance under the Plan from cancellations or forfeitures of awards under the Company’s prior plans.

Any officer, employee, director, regional director or consultant of the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Plan. Generally, grants may be made in any of the following forms:

•	Stock Appreciation Rights

•	Restricted Stock and Restricted Stock Units

•	Performance Shares and Performance Units

•	Stock Options

•	Awards under Deferred Compensation or Similar Plans

•	Annual Incentive Awards

•	Other Incentive Awards

A detailed summary of the Plan appears on pages 97-107 of Fifth Third’s definitive proxy statement for its 2024 annual meeting of shareholders which was filed with the SEC on March 5, 2024 (the “2024 Proxy

Statement”). That summary is incorporated herein by reference. A copy of the Plan was included as Annex A to the 2024 Proxy Statement, and is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On April 16, 2024, Fifth Third Bancorp (the “Company”) held its Annual Meeting of Shareholders.

The results of shareholder voting on the proposals presented were as follows:

1. Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2025:

	Number of Votes of Series A, Class B Preferred Stock (the “Preferred Shareholders”) and Common Shares Voting Together as a Class
	Votes For	Votes Against	Abstain	Broker Non-Vote
Nicholas K. Akins	544,766,002	7,387,580	726,304	71,067,031
B. Evan Bayh III	536,684,470	15,531,629	663,787	71,067,031
Jorge L. Benitez	547,562,432	4,639,106	678,348	71,067,031
Katherine B. Blackburn	547,670,174	4,549,738	659,974	71,067,031
Emerson L. Brumback	542,439,063	9,691,395	749,428	71,067,031
Linda W. Clement-Holmes	550,514,703	1,711,570	653,613	71,067,031
C. Bryan Daniels	550,027,195	2,156,771	695,920	71,067,031
Laurent Desmangles	550,551,188	1,635,593	693,105	71,067,031
Mitchell S. Feiger	547,327,019	4,887,345	665,522	71,067,031
Thomas H. Harvey	533,775,020	18,142,375	962,491	71,067,031
Gary R. Heminger	540,044,960	12,136,560	698,366	71,067,031
Eileen A. Mallesch	548,083,923	4,138,946	657,017	71,067,031
Michael B. McCallister	534,138,180	18,018,529	723,177	71,067,031
Kathleen A. Rogers	551,023,697	1,286,265	569,924	71,067,031
Timothy N. Spence	524,757,779	23,252,926	4,869,181	71,067,031
Marsha C. Williams	518,129,078	34,100,520	650,288	71,067,031

2. The ratification and appointment of the firm of Deloitte & Touche LLP to serve as the independent external audit firm for Fifth Third Bancorp for the year 2024 was approved by a vote of the common shareholders and the Preferred Shareholders of 601,870,551 votes for, 21,617,048 votes against, and 459,300 abstain, with no broker non-votes.

3. Executive compensation was approved by an advisory vote of the common shareholders and the Preferred Shareholders of 528,314,088 votes for, 23,403,249 votes against, and 1,162,549 abstain, with 71,067,013 broker non-votes.

4. The proposal to approve the Fifth Third Bancorp 2024 Incentive Compensation Plan, including the issuance of shares of common stock authorized thereunder, was approved by a vote of the common shareholders and the Preferred Shareholders of 526,807,750 votes for, 25,035,575 votes against, and 1,036,561 abstain, with 71,067,013 broker non-votes.

5. The proposal to approve the Fifth Third Bancorp 2024 Employee Stock Purchase Plan, including the issuance of shares of common stock authorized thereunder, was approved by a vote of the common shareholders and the Preferred Shareholders of 549,354,008 votes for, 2,794,645 votes against, and 731,233 abstain, with 71,067,013 broker non-votes.

Item 9.01     Financial Statements and Exhibits.

Exhibit 10.1	Fifth Third Bancorp 2024 Incentive Compensation Plan. Incorporated by reference to Annex A to the registrant’s Proxy Statement dated March 5, 2024.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

Date: April 19, 2024	/s/ SUSAN B. ZAUNBRECHER

Susan B. Zaunbrecher
Executive Vice President, Chief Legal Officer